EXHIBIT 99.1

Vistagen Provides Regulatory Update Following Productive Type C Meeting with U.S. FDA on Phase 3 Development of Fasedienol for Social Anxiety Disorder

Constructive feedback from FDA clarifies potential Phase 3 development path forward

SOUTH SAN FRANCISCO, Calif. (NEWSWIRE) November 9, 2026, Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry, today announced a regulatory update from its recent, productive Type C meeting with the U.S. Food and Drug Administration (FDA) to discuss potential registrational paths forward for the development of its lead product candidate, fasedienol, in social anxiety disorder (SAD).

The FDA shared constructive feedback regarding the Company’s proposed use of the Liebowitz Social Anxiety Scale (LSAS) as the primary endpoint in a future Phase 3 study in adults with social anxiety disorder, including recommendations regarding interim assessments to assess whether acute effects of fasedienol could lead to longer-term overall functional improvement in patients over time, consistent with the unique proposed mechanism of action and treatment hypothesis for fasedienol. Vistagen plans to incorporate interim assessments of fasedienol's effect using eDiaries and qualitative patient surveys in the future Phase 3 study design, and to submit a revised protocol to the FDA.

"Receiving the FDA’s feedback is an important milestone for our continued Phase 3 development of fasedienol," said Shawn Singh, President and Chief Executive Officer of Vistagen. "The feedback provides important direction as we refine our registration-directed study design and development plan."

The FDA’s feedback from the meeting also included its recognition of fasedienol’s reported safety profile and potential to benefit a broad population of patients with SAD. Based on the FDA’s feedback, Vistagen plans to focus future development on the general SAD population, and to pursue the development of fasedienol for the overall (not simply acute) treatment of SAD.

About Vistagen
Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of rapid-onset neurocircuitry-focused intranasal product candidates called pherines. Vistagen’s pherine product candidates are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options, if successfully developed and approved. Vistagen’s most advanced intranasal pherine product candidates are fasedienol for social anxiety disorder, itruvone for major depressive disorder, and refisolone for vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Vistagen's interpretation of FDA feedback concerning future development plans for fasedienol, its proposed clinical development and regulatory pathway of fasedienol for the treatment of SAD, the design, timing and potential outcomes of future clinical trials of fasedienol, including Vistagen’s proposed study using the LSAS as a primary endpoint in a future Phase 3 study, the potential sufficiency of existing clinical data and the outcome of future Phase 3 studies to support a future New Drug Application, fasedienol’s potential to benefit a broad population of patients with SAD, and the Company's ability to secure sufficient financing to advance its development plans.

These forward-looking statements involve known and unknown risks and uncertainties and are based on assumptions that, while considered reasonable by Vistagen, are inherently uncertain. Actual results may differ materially from those expressed or implied. There can be no assurance that FDA feedback will result in a successful registrational pathway, that future clinical trials will demonstrate the safety and efficacy of fasedienol for either the overall or acute treatment of SAD, that existing clinical evidence and future study outcomes will be sufficient to support regulatory approval, or that Vistagen will obtain the financing necessary to advance its development plans. The FDA may require additional studies or information, and there can be no guarantee that fasedienol or any other Vistagen product candidate will receive regulatory approval or be commercially successful.

These risks and other important factors are discussed in Vistagen's Annual Report on Form 10-K for the fiscal year ended March 31, 2026, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and other filings with the U.S. Securities and Exchange Commission (SEC), available at www.sec.gov. Readers should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Vistagen undertakes no obligation to update them except as required by law.

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